EXHIBIT 16.1

LETTER ON CHANGE IN CERTIFYING ACCOUNTANT FROM

STARK WINTER SCHENKEIN & CO., LLP

July 19, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Dear Sirs:

We have read Item 4.01 of Form 8-K dated July 19, 2005, of Ronco Corporation and are in agreement with the statements contained in the first and third paragraphs on Page 2 therein. We have no basis to disagree with the other statements of the registrant contained therein.

Sincerely,

By:	/s/ Stark Winter Schenkein & Co., LLP
Stark Winter Schenkein & Co., LLP